                                                                    EXHIBIT 99.1



NEWS                     (NOBLE CORPORATION LETTERHEAD) (NOBLE CORPORATION LOGO)


                    NOBLE REPORTS THIRD QUARTER 2003 RESULTS


         ST. MICHAEL, Barbados, October 20, 2003 -- Noble Corporation reported net income for the third quarter of 2003 of $53.0 million, or $0.40 per diluted share, on operating revenues of $254.6 million, compared to net income of $49.2 million, or $0.37 per diluted share, on operating revenues of $242.1 million for the third quarter of 2002. Net income for the nine months ended September 30, 2003 was $136.1 million, or $1.02 per diluted share, on operating revenues of $747.6 million, compared to net income of $158.0 million, or $1.18 per diluted share, on operating revenues of $737.4 million for the nine months ended September 30, 2002.

         At September 30, 2003, the Company's consolidated balance sheet reflected $2.14 billion in shareholders' equity, $196.7 million in cash and marketable securities, and $622.7 million in total debt. Net cash provided by operating activities for the three and nine month periods ended September 30, 2003 was $108.8 million and $226.1 million, respectively. Capital expenditures for the third quarter of 2003 totaled $85.2 million, which included $58.1 million related to the previously announced exercise of options to purchase the Noble Gene House (formerly Trident 19) and the Noble Charlie Yester (formerly Trident 18).

         James C. Day, Chairman and Chief Executive Officer, said, "We are witnessing the initial recovery in West African operations and anticipate this market firming over the next 24 months."

         Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 4,000 feet or greater) accounted for approximately 39 percent and 31 percent of the Company's total offshore contract drilling services revenues for the third quarter of 2003 and 2002, respectively. The Company currently operates five deepwater semisubmersibles in the Gulf of Mexico and one deepwater semisubmersible and three deepwater drillships offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 72 percent and 67 percent of the Company's total offshore contract drilling services revenues for the third quarter of 2003 and 2002, respectively. Results for the third quarter of 2003 were adversely impacted by continued weak market conditions in certain international markets, primarily the North Sea and West Africa, partially offset by additional growth in Mexico. The average dayrate for the Company's international rigs was $58,110 in the third quarter of 2003 compared to $62,355 in the third quarter of 2002. Likewise, utilization on these rigs decreased from 92 percent in the third quarter of 2002 to 83 percent in the third quarter of 2003. However, the average dayrate and utilization on our deepwater assets in the U.S. Gulf of Mexico increased this quarter. The average dayrate on these units increased five percent to $124,607 in the third quarter of 2003, while utilization improved to 95 percent this quarter from 82 percent in the third quarter of last year. The average dayrate on the Company's domestic jackup rigs was $29,931 in the third quarter of 2003, or four percent lower than the same quarter of last year. Utilization on these units increased slightly to 95 percent in the third quarter of 2003 as compared to 93 percent in the third quarter of 2002. However, the Company had 554 fewer operating days for domestic jackup rigs during the third quarter of 2003 as compared to the same quarter of last year following the mobilization of seven premium jackup units out of this region to Mexico under long-term contracts since September 2002. Our premium jackups in Mexico had an average dayrate in the third quarter of 2003 of $49,732, or 66 percent higher than the average dayrate on our remaining premium jackups in the U.S. Gulf of Mexico for the recent quarter, with utilization of 98 percent.

         Day said, "The assimilation of our recent rig acquisitions has proceeded smoothly. These units will be additive to earnings immediately."

         Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet, which stands at 59* mobile offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists


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

of 13 semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 40* independent leg, cantilever jackup rigs includes 26* units that operate in water depths of 300 feet or greater, four of which operate in water depths of 360 feet or greater, and 11 units that operate in water depths up to 250 feet. In addition, the Company's fleet includes three submersible units. Nine of the Company's units are capable of operating in harsh environments. Approximately 75 percent of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, Mexico and India. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company's ordinary shares are traded on the New York Stock Exchange under the symbol "NE".

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

          Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.

* Assumes that the Company exercises its options to purchase two additional premium, independent leg, cantilever jackup rigs capable of operating in 300 feet of water.


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

NC-292
10/20/03

For additional information, contact:

John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Corporation, 281-276-6100


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

                       NOBLE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                              THREE MONTHS ENDED SEPTEMBER 30,         NINE MONTHS ENDED SEPTEMBER 30,
                                             ----------------------------------      ----------------------------------
                                                  2003                2002                2003                2002
                                             --------------      --------------      --------------      --------------
OPERATING REVENUES
     Contract drilling services              $      235,271      $      223,882      $      672,225      $      679,609
     Reimbursables                                    6,473               5,735              32,695              20,294
     Labor contract services                          6,842               5,593              20,757              20,252
     Engineering, consulting and other                6,060               6,860              21,897              17,294
                                             --------------      --------------      --------------      --------------
                                                    254,646             242,070             747,574             737,449
                                             --------------      --------------      --------------      --------------

OPERATING COSTS AND EXPENSES
     Contract drilling services                     124,690             124,105             371,628             359,398
     Reimbursables                                    6,055               5,151              30,825              17,666
     Labor contract drilling services                 5,350               4,690              16,951              16,104
     Engineering, consulting and other                7,154               6,987              20,053              17,350
     Depreciation and amortization                   37,759              31,387             107,654              92,919
     Selling, general and administrative              6,481               5,230              19,918              20,613
                                             --------------      --------------      --------------      --------------
                                                    187,489             177,550             567,029             524,050
                                             --------------      --------------      --------------      --------------

OPERATING INCOME                                     67,157              64,520             180,545             213,399

OTHER INCOME (EXPENSE)
     Interest expense                               (10,022)            (10,288)            (30,865)            (31,579)
     Other, net                                       2,367                 626               3,259               4,303
                                             --------------      --------------      --------------      --------------
INCOME BEFORE INCOME TAXES                           59,502              54,858             152,939             186,123
INCOME TAX PROVISION                                 (6,545)             (5,705)            (16,823)            (28,102)
                                             --------------      --------------      --------------      --------------

NET INCOME                                   $       52,957      $       49,153      $      136,116      $      158,021
                                             ==============      ==============      ==============      ==============

EARNINGS PER SHARE:
     Basic                                   $         0.40      $         0.37      $         1.03      $         1.19
     Diluted                                 $         0.40      $         0.37      $         1.02      $         1.18

WEIGHTED AVERAGE SHARES
     OUTSTANDING:

          Basic                                     132,009             132,304             131,891             132,294
          Diluted                                   133,023             133,357             132,962             133,593


Note: Certain reclassifications have been made in prior period statements of income to conform to the classifications used in the statements of income for the three and nine months ended September 30, 2003.


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

                       NOBLE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                 SEPTEMBER 30,     DECEMBER 31,
                                                     2003              2002
                                                 -------------     ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                     $    124,236      $    192,509
   Restricted cash                                      7,191             8,668
   Investment in marketable securities (a)             74,159            72,957
   Accounts receivable                                178,063           164,613
   Inventories                                          4,151             3,628
   Prepaid expenses                                     9,863             6,595
   Other current assets                                16,015            16,673
                                                 ------------      ------------
Total current assets                                  413,678           465,643
                                                 ------------      ------------

PROPERTY AND EQUIPMENT
   Drilling equipment and facilities                3,384,129         3,153,509
   Other                                               64,713            63,296
                                                 ------------      ------------
                                                    3,448,842         3,216,805
   Accumulated depreciation                          (852,621)         (745,762)
                                                 ------------      ------------
                                                    2,596,221         2,471,043
                                                 ------------      ------------

INVESTMENT IN AND ADVANCES TO JOINT VENTURES           22,380            22,538
OTHER ASSETS                                          107,434           106,490
                                                 ------------      ------------
                                                 $  3,139,713      $  3,065,714
                                                 ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt          $     66,659      $     80,577
   Accounts payable                                    46,269            64,783
   Accrued payroll and related costs                   46,815            51,125
   Taxes payable                                       38,811            41,997
   Interest payable                                     3,037            10,089
   Other current liabilities                           32,619            32,089
                                                 ------------      ------------
Total current liabilities                             234,210           280,660

LONG-TERM DEBT                                        556,073           589,562
DEFERRED INCOME TAXES                                 212,666           206,351
OTHER LIABILITIES                                       5,345             5,635
COMMITMENTS AND CONTINGENCIES                              --                --
MINORITY INTEREST                                      (5,945)           (5,704)
                                                 ------------      ------------
                                                    1,002,349         1,076,504
                                                 ------------      ------------
SHAREHOLDERS' EQUITY
   Ordinary shares-par value $0.10 per share           13,380            13,353
   Capital in excess of par value                     912,900           905,865
   Retained earnings                                1,276,588         1,140,472
   Treasury stock, at cost                            (49,409)          (51,317)
   Restricted stock (unearned compensation)            (9,128)          (12,871)
   Accumulated other comprehensive loss                (6,967)           (6,292)
                                                 ------------      ------------
                                                    2,137,364         1,989,210
                                                 ------------      ------------
                                                 $  3,139,713      $  3,065,714
                                                 ============      ============


(a) Includes amounts in a Rabbi Trust for the Noble Drilling Corporation 401(k) Savings Restoration Plan at September 30, 2003 and December 31, 2002 of $8,928,000 and $6,827,000, respectively.


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

                       NOBLE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                                        ----------------------------------
                                                                             2003                2002
                                                                        --------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                           $      136,116      $      158,021
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                            107,654              92,919
      Deferred income tax provision                                              7,669              20,587
      Deferred repair and maintenance amortization                              23,976              21,055
      Loss on sales of marketable securities                                       343                  22
      Equity in income of joint ventures                                        (1,336)             (1,159)
      Compensation expense from stock-based plans                                3,480               3,765
      Realized loss on impairment of investment                                     --               9,758
      Gain on sale of interest in deepwater exploration property                    --              (5,908)
      Gain on sales of property and equipment                                     (519)               (460)
      Loss on debt repurchases                                                      --                 400
      Other                                                                        373               1,528
      Changes in current assets and liabilities:
         Accounts receivable                                                   (13,450)             10,519
         Other current assets                                                   (5,655)                 81
         Accounts payable                                                      (18,509)             (9,495)
         Other current liabilities                                             (14,018)               (835)
                                                                        --------------      --------------
            Net cash provided by operating activities (a)                      226,124             300,798
                                                                        --------------      --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions and related capital upgrades                                  (191,011)           (179,054)
   Other capital expenditures                                                  (45,175)            (76,181)
   Deferred repair and maintenance expenditures                                (21,144)            (31,878)
   Proceeds from sales of property and equipment                                   500               1,253
   Proceeds from sale of interest in deepwater exploration property                 --               6,200
   Investment in and advances to joint ventures, net                             1,494               2,736
   Investment in marketable securities                                         (69,413)            (41,797)
   Proceeds from sales of marketable securities                                 69,990              20,189
                                                                        --------------      --------------
            Net cash used for investing activities                            (254,759)           (298,532)
                                                                        --------------      --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Payment of long-term debt                                                   (47,418)            (45,471)
   Proceeds from issuance of ordinary shares, net                                6,303              12,700
   Repurchase of ordinary shares                                                    --             (22,951)
   Proceeds from sales of put options on ordinary shares                            --               3,658
   Decrease in restricted cash                                                   1,477                 710
                                                                        --------------      --------------
            Net cash used for financing activities                             (39,638)            (51,354)
                                                                        --------------      --------------

DECREASE IN CASH AND CASH EQUIVALENTS                                          (68,273)            (49,088)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 192,509             236,709
                                                                        --------------      --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                $      124,236      $      187,621
                                                                        ==============      ==============


(a) The Company sometimes refers to Cash flow from operations as an approximation of cash returns before any changes in working capital. Such a reference to Cash flow from operations means the sum of Net income, Depreciation and amortization, Deferred income tax provision, and Deferred repair and maintenance amortization. The nearest measurement under accounting principles generally accepted in the United States of America is Net cash provided by operating activities.


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

                       NOBLE CORPORATION AND SUBSIDIARIES
                      FINANCIAL AND OPERATIONAL INFORMATION
 (In thousands, except utilization amounts, operating days and average dayrates)
                                   (Unaudited)


                                                      THREE MONTHS ENDED SEPTEMBER 30,
                                       ------------------------------------------------------------        THREE MONTHS ENDED
                                                    2003                            2002                      JUNE 30, 2003
                                       ----------------------------      --------------------------    ----------------------------
                                       International      Domestic      International     Domestic     International      Domestic
                                       -------------     ----------     -------------    ----------    -------------     ----------
REVENUES
   Contract drilling services            $  169,099      $   66,172      $  151,085      $   72,797      $  160,526      $   60,060
   Labor contract drilling services           6,842              --           5,593              --           7,219              --
   Engineering, consulting and other          2,369           3,691           2,721           4,139           2,928           6,821


DIRECT OPERATING EXPENSES
   Contract drilling services            $   96,077      $   28,613      $   79,873      $   44,232      $   90,753      $   32,338
   Labor contract drilling services           5,350              --           4,690              --           5,878              --
   Engineering, consulting and other          2,395           4,759           2,813           4,174           2,674           4,829


OPERATING STATISTICS
   Jackups:
      Utilization                                80%             95%             95%             93%             85%             97%
      Operating Days                          2,450             260           2,055             814           2,392             354
      Average Dayrate                    $   52,209      $   29,931      $   57,950      $   31,078      $   52,286      $   27,876

   Semisubmersibles - Deepwater:
      Utilization                               100%             95%            100%             82%            100%             71%
      Operating Days                             92             438              92             379              91             321
      Average Dayrate                    $  158,632      $  124,607      $  156,388      $  118,135      $  125,628      $  138,826

   Semisubmersibles - Other:
      Utilization                               100%              3%            100%             --             100%             60%
      Operating Days                             92               3              92              --              91              55
      Average Dayrate                    $   45,067      $   29,333      $   71,240      $       --      $   42,181      $   48,073

   Drillships:
      Utilization                               100%             --              67%             --             100%             --
      Operating Days                            276              --             184              --             273              --
      Average Dayrate                    $   81,327      $       --      $   60,086      $       --      $   73,950      $       --

   Submersibles:
      Utilization                                --             100%             --              71%             --              84%
      Operating Days                             --             184              --             130              --             152
      Average Dayrate                    $       --      $   20,239      $       --      $   20,975      $       --      $   19,638

   Total:
      Utilization                                83%             88%             92%             87%             87%             81%
      Operating Days                          2,910             885           2,423           1,323           2,847             882
      Average Dayrate                    $   58,110      $   74,771      $   62,355      $   55,024      $   56,384      $   68,095


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